UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2007

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 12, 2007, Barnes Group Inc. (the “Company”) completed the issuance and sale of $100 million aggregate principal amount of its 3.375% Convertible Senior Subordinated Notes due 2027 (the “Notes”) pursuant to a purchase agreement (the “Purchase Agreement”), dated as of March 6, 2007, between the Company and the representative of the several initial purchasers named therein. The Purchase Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

In connection with the issuance and sale of the Notes, the Company entered into an indenture (the “Indenture”), dated as of March 12, 2007, by and among the Company and The Bank of New York Trust Company, N.A., as trustee, and a resale registration rights agreement (the “Registration Rights Agreement”), dated as of March 12, 2007, by and among the Company and the representative of the several initial purchasers designated therein.

The terms of the Notes are governed by the Indenture. The Notes will mature on March 15, 2027, unless earlier converted, redeemed or repurchased. Interest on the Notes accrues at the rate of 3.375% per year, payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2007. The Notes are direct, unsecured, senior subordinated obligations of the Company, rank junior in right of payment with all of its existing and future senior indebtedness and rank equally in right of payment with any other existing and future senior subordinated indebtedness, including its 3.75% convertible senior subordinated notes due 2025. The Notes will be effectively junior to the Company’s subsidiaries’ existing and future indebtedness and other liabilities, including trade payables. Prior to March 20, 2014, the Notes are not redeemable. The Company may redeem some or all of the Notes in cash at its option, at any time after March 20, 2014, upon at least 30 days’ notice at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of redemption. In addition, holders of the Notes will have the right to require the Company to repurchase for cash all or a portion of their Notes on March 15, 2014, March 15, 2017 and March 15, 2022, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including, the date of repurchase.

If the Company undergoes a fundamental change as defined in the Indenture, holders of the Notes will have the right, subject to certain conditions, to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including, the date of repurchase.

Pursuant to the Registration Rights Agreement, the holders of the Notes have been granted certain registration rights. Under the Registration Rights Agreement, the Company agreed to file a shelf registration statement covering resales of the Notes any shares of the Company’s common stock issued upon their conversion with the SEC and, if the Company is not eligible to use an automatic shelf registration statement, to use reasonable best efforts to cause the shelf registration statement to become effective within 180 days after the first date of original issuance of the Notes. In addition, the Company has agreed to use reasonable best efforts to keep the shelf registration statements effective until the earlier of the sale pursuant to the shelf registration statement or Rule 144 under the Securities Act of all of the Notes and any shares of the Company’s common stock issued upon their conversion and the expiration of the holding period applicable to the Notes and the shares of the Company’s common stock issued or issuable upon their conversion held by persons that are not the Company’s affiliates under Rule 144(k) under the Securities Act, or any similar rule that may be adopted by the SEC. The Company agreed to pay additional amounts if it does not comply with the foregoing obligations.

The foregoing descriptions of the Notes and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement, the Notes, the Indenture and the Registration Rights Agreement, which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4 hereto, respectively, and which are incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities

On March 12, 2007, the initial purchasers party to the Purchase Agreement exercised their over-allotment option to purchase an additional $15 million aggregate principal amount of Notes. With the exercise of the over-allotment option, the aggregate principal amount of the Notes issued amounted to $100 million, and the Company received net proceeds from the sale of the Notes of $96.45 million, after deducting the initial purchasers’ discounts and estimated offering expenses payable by the Company.

The information contained in Item 3.02 of the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2007 regarding the exemption from registration claimed and the terms of conversion of the Notes is incorporated into this Item 3.02 by reference.

Item 8.01	Other Events

On March 12, 2007, the Company issued a press release announcing the initial purchasers’ exercise of their over-allotment option to purchase an additional $15 million aggregate principal amount of the Notes. The Company also announced the closing of the issuance and sale of $100 million aggregate principal amount of the Notes. A copy of their press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

Exhibit 4.1:	Purchase Agreement, dated as of March 6, 2007, between the Company and the representative of the several initial purchasers named therein, incorporated by reference to Exhibit 4.1 to Form 8-K, filed by the Company on March 7, 2007.

Exhibit 4.2:	Form of 3.375% Convertible Senior Subordinated Notes due 2027, incorporated by reference from Exhibits A and B to Exhibit 4.3 hereto.

Exhibit 4.3:	Indenture, dated as of March 12, 2007, by and between Barnes Group Inc. and The Bank of New York Trust Company, N.A., as trustee, relating to $100 million aggregate principal amount of 3.375% Convertible Senior Subordinated Notes due 2027.

Exhibit 4.4:	Resale Registration Rights Agreement, dated as of March 12, 2007 between Barnes Group Inc. and the representative of the several initial purchasers of the Company’s 3.375% Convertible Senior Subordinated Notes due 2027.

Exhibit 99.1:	Press Release, dated March 12, 2007, titled “Barnes Group Inc. Announces Exercise of Initial Purchasers’ $15 Million Notes Over-Allotment Option and Closing of $100 Million Principal Amount of 3.375% Convertible Notes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2007	BARNES GROUP INC.
(Registrant)

	By:	/s/ Lawrence W. O’Brien
Lawrence W. O’Brien
Vice President, Treasurer

EXHIBIT INDEX

Exhibit No.	Document Description
4.1	Purchase Agreement, dated as of March 6, 2007, between the Company and the representative of the several initial purchasers named therein, incorporated by reference to Exhibit 4.1 to Form 8-K, filed by the Company on March 7, 2007.

4.2	Form of 3.375% Convertible Senior Subordinated Notes due 2027, incorporated by reference from Exhibits A and B to Exhibit 4.3 hereto.

4.3	Indenture, dated as of March 12, 2007, by and between Barnes Group Inc. and The Bank of New York Trust Company, N.A., as trustee, relating to $100 million aggregate principal amount of 3.375% Convertible Senior Subordinated Notes due 2027.

4.4	Resale Registration Rights Agreement, dated as of March 12, 2007, between Barnes Group Inc. and the representative of the several initial purchasers of the Company’s 3.375% Convertible Senior Subordinated Notes due 2027.

99.1	Press Release, dated March 12, 2007, titled “Barnes Group Inc. Announces Exercise of Initial Purchasers’ $15 million Notes Over-Allotment Option and Closing of $100 million Principal Amount of 3.75% Convertible Notes.”